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                                                                 EXHIBIT 10.21


                       KAUFMAN AND BROAD HOME CORPORATION
                        DIRECTORS' RESTRICTED STOCK PLAN


         SECTION 1. PURPOSE. The purpose of the Kaufman and Broad Home Corporation Directors' Restricted Stock Plan (the "Plan") is to promote the success of Kaufman and Broad Home Corporation (the "Company") and enhancing the stock ownership of directors of the Company by providing a method whereby directors who are not employees of the Company or any of its affiliated companies (a "Participant") may elect to receive their annual Board and Committee Chairman retainers (an "Annual Retainer") and/or meeting fees ("Meeting Fees") in restricted shares of the Company's Common Stock, par value $1.00 per share ("Common Stock").

         SECTION 2. FEES. Each Participant shall be given an opportunity by the Company on an annual basis to elect (an "Annual Election") to receive his or her Annual Retainer and/or Meeting Fees in restricted shares of Common Stock as follows:

                 A. ANNUAL RETAINER. If selected, the value of the restricted shares of Common Stock payable in lieu of an Annual Retainer shall equal 110% of the amount of the Annual Retainer and shall be paid in one grant as soon as practicable after the Company's Annual Meeting of Stockholders at the beginning of the Director Year, with the number of shares granted determined by the Fair Market Value (as defined in Section 5 hereof) on the date of such Annual Meeting of the Stockholders.

                 B. MEETING FEES. If selected, the value of shares of Common Stock payable in lieu of the Meeting Fees earned during a Director Year shall equal 110% of the amount of such Meetings Fees and shall be paid as soon as practicable after the Company's Annual Meeting of Stockholders at the end of the Director Year, with the number of shares granted being determined by the Fair Market Value on the date of said Annual Meeting of Stockholders.

                 C. ALL FEES. If a Participant elects to receive his or her Annual Retainer and Meeting Fees in shares of Common Stock, the number of such shares shall be determined as provided in this Section 2, and will be paid in one grant as soon as possible after each Annual Meeting of Stockholders, with the Annual Retainer being paid for the ensuing Director Year and the Meeting Fees being paid for the preceding Director Year.

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         SECTION 3.    SHARE RESTRICTIONS.  All Restricted Shares issued to a
Participant in lieu of cash payments for the Annual Retainer and/or Meeting Fees shall be subject to the restriction that they may not be sold or transferred until the earliest to occur of the following:

                 A. five years shall lapse from the date the applicable shares are credited to the Participant's account (the "Restriction Period");

                 B.    the Participant's death or disability;

                 C. the Participant retires from the Board at the mandatory retirement age;

                 D. the Participant, after being nominated to the Board, is not elected by the shareholders in an election for the Board;

                 E. the Board determines that the Participant will not be nominated for election to the Board;

                 F. the Participant's service on the Board terminates because of his or her resignation at the request of the Nominating Committee of the Board or his or her removal by action of the Company's stockholders;

                 G. the Participant's service on the Board terminates because the Participant has taken a position with a governmental agency in public service that does not permit membership on the board of directors of a publicly-held corporation; or

                 H. the occurrence of a Change in Ownership as defined in the Company's 1988 Employee Stock Plan, or any successor plan thereto.

         All shares of Common Stock subject to the forgoing restrictions are herein referred to as "Restricted Shares."

         SECTION 4. LAPSING AND FORFEITURE. In the event the restrictions on Restricted Shares lapse upon the occurrence of any of the events specified in
Section 3 hereof, a certificate for the applicable shares of Common Stock, free and clear of all restrictions, will be delivered to the Participant soon as practicable thereafter. If the Participant's service on the Board terminates prior to the end of the Restriction Period for any reason other than those identified in Section 3 hereof, including voluntary resignation, the Participant shall immediately forfeit the shares to the Company.


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         SECTION 5.    SHARE CERTIFICATES, VOTING AND OTHER RIGHTS.

                 A. SHARE CERTIFICATES. The certificates for Restricted Shares issued under Section 4 hereof may be registered in the name of the Participant, or in the name of the Participant and one other individual as joint tenants, and shall be held by the Company during the Restriction Period. Any dividends, or distributions, payable in cash or in kind with respect to the Restricted Shares that have been issued, shall be paid to the Participant. All Restricted Shares issued hereunder shall be fully paid and non-assessable and the Participant shall have all voting rights with respect thereto. The Company shall pay all original issue taxes with respect to the issue of shares and all other fees and expenses necessarily incurred by Company in connection therewith.

                 B. FAIR MARKET VALUE. "Fair Market Value" means, as of any valuation date, the median of the high and low trading price of Kaufman and Broad Home Corporation Common Stock, par value $1.00 per share, as quoted in the New York Stock Exchange Composite Transactions on such date, as reported in the Wall Street Journal (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred).

                 C. FRACTIONS OF SHARES. The Company shall not issue fractions of shares. Whenever under the terms of the Plan, a fractional share would otherwise be required to be issued, the Participant shall be paid in cash for such fractional share; or for Participants electing to receive Meeting Fees in stock, the unpaid amount shall be added to the fees for the next quarterly period.

                 D. GENERAL RESTRICTIONS. The issuance of Common Stock underlying the Restricted Shares or the delivery of certificates for such shares to Participants under the Plan shall be subject to the requirement that, if at any time the General Counsel or Corporate Secretary of the Company shall reasonably determine, in his or her discretion, that the listing, registration, or qualification of such Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental body, is necessary or desirable as a condition of, or on connection with, the issuance or payment or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the General Counsel or Corporate Secretary.

                 E. SHARES AVAILABLE. Shares of Common Stock issuable under the Plan shall be acquired by the Company on the open market or shall be taken from authorized but unissued or treasury shares of the Company, as shall from time to time be necessary for issuance pursuant to the Plan.


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                 F.    CHANGE IN CAPITAL STRUCTURE.  In the event of any change
in the Common Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Company in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

         SECTION 6.    TAXES.    No income will be recognized by a Participant
at the time of issuance of Restricted Shares, unless an election under Internal Revenue Code Section 83(b) is made by the Participant. The Company shall be authorized to withhold from any payment due under the Plan the amount of withholding taxes, if any, due in respect of an award hereunder, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

         SECTION 7.    MISCELLANEOUS

                 A. ADMINISTRATION. Except as may be specifically provided elsewhere herein, the Plan shall be administered by the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable. The Nominating Committee may from time to time make such amendments to the Plan, or an award made hereunder, as it may deem proper, necessary, and in the best interests of the Company.

                 B. RIGHTS OF DIRECTORS. Nothing in the plan shall confer upon any Participant any right to serve on the Board for any period of time or to continue his or her current or any other rate of compensation.

                 C. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed and construed in accordance with the laws of the State of Delaware.